               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


         Date of Earliest Event Reported:  May 13, 1994


                THE NARRAGANSETT ELECTRIC COMPANY

       (exact name of registrant as specified in charter)








Rhode Island             0-898               05-0187805
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)




       280 Melrose Street, Providence, Rhode Island 02907

            (Address of principal executive offices)

                        (401) 941 - 1400
      (Registrant's telephone number, including area code)

Item 5. Other Events

     On May 13, 1994, one of The Narragansett Electric Company's (Narragansett) largest customers, Ocean State Steel, Inc. (OSSI), announced that it will cease production on May 23, 1994. Narragansett is a wholly owned subsidiary of New England Electric System. OSSI's announcement stated that limitations due to environmental regulation made production of steel billets impractical. OSSI is offering its business for sale. If no investor is found, OSSI is planning to permanently close its facility July 11, 1994. The loss of OSSI as a customer will reduce Narragansett's revenues, excluding fuel and purchased power costs, by approximately $1.4 million on an annual basis.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                              THE NARRAGANSETT ELECTRIC COMPANY


                              s/John G. Cochrane
                              _________________________________
                              John G. Cochrane
                              Assistant Treasurer



May 16, 1994